UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Portside Court, Kelowna, BC, Canada	V8V 1T2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (778) 478-9530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On April 24, 2014, we entered into a Services and Commission Agreement with Aboriginal Financial Services Corporation (“AFSC”) pursuant to which AFSC will provide our company with knowledge regarding various Aboriginal peoples, groups, organizations and First Nations, Metis and Inuit communities (“Aboriginal Stakeholders”) and their business practices to assist our company in identifying utility resource development and associated services to assist our company with contractual arrangements for the development of resource opportunities on Aboriginal lands.

Under the terms of the agreement our company agreed to pay AFSC a one-time CAN $3,000 retainer upon execution of the agreement and reimburse AFSC on a monthly basis for pre-approved out-of-pocket expenses. Our company has also agreed to issue the following shares based on various target contracts, as more particularly described in the agreement:

1.
500,000 shares of our common stock at the then prevailing market rate for any and all target contracts having a total capital investment value of up to CAN $4,999,999 issuable as of the date of signing of target contracts with Aboriginal Stakeholders.

2.	An additional 500,000 shares of our common stock at the then prevailing market rate will be deemed earned and issuable as of the date of completion of the target contracts.
3.
A further 500,000 shares of our common stock at the prevailing market rate for any and all target contracts having a cumulative total capital investment of CAN $5,000,000 or more upon completion of the target contracts. Such shares will be deemed earned and issuable upon the target contracts being completed.

Our company also agreed to pay AFSC a commission for any and all third party financing introduced to our company by AFSC as follows:

1.	10% of the first CAN $1 million, plus;
2.	8% of the second CAN $1 million, plus;
3.	6% of the third CAN $1 million, plus;
4.	4% of the fourth CAN $1 million, plus
5.	2% of everything above CAN $4 million.

The agreement may be terminated by either party with 90 days written notice.

On September 14, 2014, we signed an addendum to the agreement, dated April 24, 2014, for additional consideration for AFSC’s performance of services rendered in identifying and introducing other business opportunities to our company. As consideration under this addendum we have issued 500,000 restricted shares of our common stock to AFSC at a deemed price of $0.30 per share.

Unregistered Sales of Equity Securities

We have issued 500,000 restricted shares of our common stock to one (1) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

10.1	Services and Commission Agreement with Aboriginal Financial Services Corporation dated April 24, 2014

10.2	Additional Consideration Deemed Earned Addendum dated April 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: September 25, 2014	By:	/s/ Gary Monaghan
Gary Monaghan
President and Director